                                                                   Exhibit 10.18

April 9, 2001


Mr. Keith Peden

Dear Keith:

It is my sincere pleasure to extend to you an offer for the position of Senior Vice President Human Resources for Raytheon Company reporting to me. The offer has a bi-weekly rate of pay of $12,692.00, which, if annualized, equates to $330,000. This position resides in our Corporate Headquarters in Lexington, MA.

Additional elements of this offer will consist of the following:

     . You will be eligible for the Results Based Incentive Program (RBI) with a targeted incentive of 75% of base salary.

     . Pending approval of the Management Development Compensation Committee of the Raytheon Board of Directors, you will be awarded 40,000 shares of Raytheon stock options subject to the provisions of the Raytheon Stock Option Plan. These options will vest at one-third each year, over 3 years.

     . Pending approval of the Management Development Compensation Committee of the Raytheon Board of Directors, you will be awarded 10,000 shares of restricted stock subject to the provisions of the Raytheon Restricted Stock Plan. These options will lapse at one-third each year, over 3 years.

     . You will be eligible to participate in Raytheon's Long Term Achievement Program (LTAP). You will be granted 24,000 stock options as part of this plan. Participation in this plan is subject to annual CEO review.

     .    20 days per year of Paid Time Off.

     .    Company provided automobile.

     .    Eligibility to participate in Raytheon's Deferred Bonus Program.

     . Eligibility for executive life insurance of 5 times your annual base salary, including basic life insurance.

     . Financial planning assistance of $15,000 in 2001, and $12,000 each year thereafter.

     .    First Class Domestic Air Travel.

     . Your retirement benefit will be calculated using your 8 years of service with Raytheon Company plus any future Raytheon service. Your retirement benefit will be provided under the Raytheon Qualified and Supplemental Executive Retirement Plans and will be calculated in accordance with the attached Benefit Table. This will be offset by social security.

     . If the Company involuntarily separates you from employment without cause, you will be entitled to a Separation Payment equal to twice your base salary and target RBI bonus, and benefit and perquisite extension for two years.

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     .    In addition, you shall be entitled to a Separation Payment of three times your base salary and target RBI bonus and benefit and perquisite extension for three years if, as a result of a Change in Corporate Control, you are assigned, without your expressed written consent, to duties inconsistent with the position of Senior Vice President Human Resources for Raytheon Company. You are subject to the provisions of the Change in Control agreement per the attached document.

I look forward to you accepting this offer and the valuable contributions you will make to your team.

Sincerely,


Dan Burnham
Chairman and Chief Executive Officer

Enclosures:       Duplicate Offer Letter
                  Change in Control Agreement
                  Severance Agreement
                  Retirement Benefits Agreement

[_] I hereby accept this offer of employment and agree to the terms and conditions of this offer.

[_]  I hereby decline this offer of employment. Reason for decline:

--------------------------------------------------------------------------------


--------------------------------                     ----------------------
         Signature                                            Date

Keith J. Peden
Benefits at Retirement

--------------------------------------------------------------------------------

     .    Recognition of mid-career status hire

     .    Hired March of 1993, current service 8 years, age as of 5/2/01 is 51

     . Credit double service for each month Raytheon service prior to age 55, regular service after age 55


                  Benefit Percentage of Final Average Earnings
                  --------------------------------------------

-----------------------------------------------------------------------------------------
Age        Credit under             Benefit             Voluntary           Involuntary
       Raytheon Pension Plan        Granted            Termination          Termination
-----------------------------------------------------------------------------------------
51             14.4%                 28.8%          Per Raytheon Plan       Involuntary
                                                                            Termination
-----------------------------------------------------------------------------------------
52             16.2%                 34.4%          Per Raytheon Plan          40.8%
-----------------------------------------------------------------------------------------
53             18.0%                 36.0%          Per Raytheon Plan          40.8%
-----------------------------------------------------------------------------------------
54             19.8%                 38.4%          Per Raytheon Plan          40.8%
-----------------------------------------------------------------------------------------
55             21.6%                 40.8%                40.8%                40.8%
-----------------------------------------------------------------------------------------
56             23.4%                 43.2%                43.2%                 50%
-----------------------------------------------------------------------------------------
57             25.2%                 45.6%                45.6%                 50%
-----------------------------------------------------------------------------------------
58             27.0%                 48.0%                48.0%                 50%
-----------------------------------------------------------------------------------------
59             28.8%                  50%                  50%                  50%
                                Maximum benefit      Maximum benefit      Maximum benefit
-----------------------------------------------------------------------------------------
60             30.6%                  50%                  50%                  50%
                                Maximum benefit      Maximum benefit      Maximum benefit
-----------------------------------------------------------------------------------------